Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 4, 2022 with respect to the consolidated financial statements of Banco Bilbao Vizcaya Argentaria, S.A., incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Auditores, S.L.

Madrid, Spain

October 15, 2024